POWER OF ATTORNEY

Schedule 13G, Schedule 13D, and/or Form 13F

Whitetail Rock Capital Management, LLC

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Thomas G. (Greer) McCurley, Matthew J. Brinkman, William J. Munn, Philip J. Morgan, Kirsten J. Foos, and Audra Hoffschneider, or any of them acting singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact and agent to:
(1)    prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make electronic filings with the SEC of forms, reports, schedules, and/or statements required by Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation of the SEC thereunder;

(2)    prepare, execute, and file with the SEC, for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner of more than five percent of a class of security of Nelnet, Inc. (the “Company”) which is registered pursuant to Section 12 of the Exchange Act, any Schedule 13G or Schedule 13D, and/or, in the undersigned’s capacity as an institutional investment manager, any Form 13F, and any amendments to such filings, which may be required to be filed with the SEC pursuant to Section 13 of the Exchange Act and the rules thereunder as a result of the undersigned’s beneficial ownership of securities of the Company and/or total assets under management and any changes therein;

(3)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13G, Schedule 13D, and/or Form 13F, complete and execute any amendment or amendments thereto, and timely file such Schedules and/or Forms with the SEC and any securities exchange or similar authority; and

(4)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 of the Exchange Act and the rules thereunder.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Schedule 13G, Schedule 13D, and/or Form 13F with respect to the undersigned’s beneficial ownership of securities issued by the Company and/or total assets under management, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
All powers of attorney previously executed by the undersigned in connection with the filing of a Schedule 13G, Schedule 13D, and/or Form 13F with respect to the undersigned’s beneficial ownership of securities issued by the Company and/or total assets under management are hereby revoked and superseded by this Power of Attorney.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be duly executed as of this 24th day of January, 2018.

WHITETAIL ROCK CAPITAL MANAGEMENT, LLC

By: /s/ MATTHEW J. BRINKMAN
Matthew J. Brinkman
Vice President and Chief Compliance Officer